UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2007

NEXT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)

(423) 296-8213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On November 8, 2007, Next, Inc. (the “Company”) entered into an agreement (the “Commitment”) with National City Bank (the “Bank”), pursuant to which the Bank committed to waive prior covenant violations and to revise and update the structure of its relationship with the Company under that certain Amended and Restated Credit Agreement dated January 31, 2006.  Pursuant to the Commitment, the maturity date of the facility will be changed to the first anniversary of the date on which the closing of the transactions contemplated by the Commitment occurs, the advance rate on eligible raw materials will be decreased to 55%, the interest rate will be increased to prime plus a percentage ranging from .75% to .25% (depending on certain financial ratios), and revised financial covenants, including the addition of a covenant providing for a minimum EBITDA and capitalization levels, and limited personal guarantees will be put into effect.  The terms of the Commitment are subject to a number of conditions, including the completion of a $500,000 equity injection, the extinguishment of a $350,000 over-advance line of credit and the ability of the Company to make payment of up to $200,000 on its subordinated indebtedness following the execution of the revised relationship between the Company and the Bank.  A copy of the Commitment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The description of the Commitment in this Item 1.01 is qualified in its entirety by reference to Exhibit 99.1 hereto.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Commitment Letter dated November 8, 2007, between Next, Inc. and National City Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:

November 13, 2007

By:/s/ David O. Cole

David O. Cole

Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit Description

99.1

Commitment Letter dated November 8, 2007, between Next, Inc. and National City Bank.